EXHIBIT 13.2

CERTIFICATION
of
Periodic Financial Report
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C.
Section 1350

I, P. Wayne Musselman, a Director of Sand Technology Inc. (the “Company”) performing functions similar to those of a principal financial officer, hereby certify that the Annual Report on Form 20-F/A for the Fiscal Year ended July 31, 2012 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 as amended and that the information contained in the periodic report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: December 11, 2012

By:	/s/ P. WAYNE MUSSELMAN
P. Wayne Musselman
Director

This certification is made solely for the purposes of 18 U.S.C. Section 1350, subject to the knowledge standard set forth therein, and not for any other purpose. It is not being filed as part of the Annual Report or as a separate disclosure document.